Exhibit 4(f)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO ANY EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE OR (6) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.

IF THIS NOTE IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) OR ITS NOMINEE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A

NOMINEE  OF THE  DEPOSITARY  TO THE  DEPOSITARY  OR  ANOTHER
NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.


                                     [FRONT]

---

CUSIP 059165 DT 4 (144A)CUSIP 059165 DU 1 (ACCD INVS)
CUSIP U 05899 AC 0 (REG S)

                       BALTIMORE GAS AND ELECTRIC COMPANY

                       INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                       5.25% NOTES DUE December 15, 2006


     Baltimore Gas and Electric Company, a Maryland corporation (herein called the "Company" which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on December 15, 2006 ("Stated Maturity"). The Company shall pay interest on said principal sum in arrears at the rate of 5.25% per annum from December 11, 2001, if interest has not been paid on this Note, or from the most recent Interest Payment Date for which interest has been paid or duly provided for until Stated Maturity or, if applicable, upon redemption. "Interest Payment Date" means each of December 15 and June 15 of each year through December 15, 2006. Each payment of interest payable on an Interest Payment Date, at Stated Maturity or, if applicable, upon redemption shall include interest to, but excluding, such Interest Payment Date, the date of Stated Maturity or redemption. In the event this Note is issued between a Record Date (the first day of the month in which each Interest Payment Date falls whether or not such day shall be a Business
     Day) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. In the event of a default in the payment of interest, interest will be payable as provided in that certain Indenture, dated as of July 1, 1985 and supplemented on October 1, 1987 and January 26, 1993, (the "Indenture"), by and between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture).
               Pursuant to the provisions of the Indenture, the Company will maintain an agency at The Bank of New York in The City of New York, New York (the "Bank"), or at such other agencies as may from time to time be designated, where this Note may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served.

               The interest so payable on the dates specified above will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date.

               Payment of the principal and interest payable at Stated Maturity, or, if applicable, upon redemption, on this Note will be made in immediately available funds at the request of the holder provided that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures.

               Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said
Indenture, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, Baltimore Gas and Electric Company has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President and a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated: December 11, 2001

BALTIMORE GAS AND ELECTRIC COMPANY


By:               /s/ Frank O. Heintz
                  President


ATTEST:
                  /s/ Thomas E. Ruszin, Jr.               [SEAL]
                           Assistant Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated: December 11, 2001

THE BANK OF NEW YORK


By:     /s/ Geovani Barris

       Authorized Signatory

                                    (REVERSE)




                       BALTIMORE GAS AND ELECTRIC COMPANY

                $300,000,000 5.25% NOTES DUE DECEMBER 15, 2006

1. General. This Note is one of a duly authorized issue of debt securities (the "Securities") of the Company, of a series designated as its 5.25% Notes due December 15, 2006 (herein called the "Notes"), issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholder and the terms upon which the Notes are, and are to be, authenticated and delivered. Notes issued on December 11, 2001 (the "Issue Date") will be limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000, but the Company may increase the aggregate principal amount by issuing additional Notes, without the consent of existing noteholders, on the same terms and conditions and with the same CUSIP numbers as this Note.

         The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture.

2. Interest. Interest on the Notes shall:

     o Be payable in US dollars at rates determined semi-annually as described below;

     o Be computed for each interest period on the basis of a 360-day year consisting of 12 30-day months;

     o Be payable in arrears on December 15 and June 15 each year through December 15, 2006, commencing June 15, 2002; and

     o Originally accrue from, and include the Issue Date.

o Record Date is to be 15 days prior to the Interest Payment Date. In the case of this Note, the Record Date will be November 30 and May 31 of each year through and including November 30, 2006, commencing May 31, 2002.

         If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the preceding Business Day. "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York, or in Baltimore, Maryland are authorized or obligated by law or executive order to close.

     3. Redemption. The Company has the option to redeem all or any part of the Notes at any time prior to their maturity date. The Company will give notice of any redemption at least 30 days, but not more than 60 days, before a redemption date. The Company will pay a redemption price equal to the sum of:

1)       100% of the principal amount of Notes being redeemed, plus
2)       all accrued and unpaid interest on those Notes, plus
3)       any "make-whole premium."

The Company will appoint an independent investment banking institution of national standing to calculate the make-whole premium. Lehman Brothers Inc. will make that calculation if: 1) The Company does not appoint someone else at least 30 days before the redemption date, or 2) the institution the Company appoints is unwilling or unable to make the calculation. If Lehman Brothers Inc. is unwilling or unable to make the calculation, then The Bank of New York, who is the trustee, will appoint an independent investment banking institution of national standing to make the calculation.

The amount of the make-whole premium, if any, will be equal to the excess of:

     1) the sum of the present values, calculated as of the redemption date, of:
     a) each interest payment on each Interest Payment Date after the redemption date that would have been paid on the Notes. (this does not include any accrued interest paid at the redemption date); and
     b) the principal amount that would have been payable at the Sstated Maturity of the Notes being redeemed; over
     2) the principal amount of the Notes being redeemed.

An independent investment banker will calculate the present values of interest and principal payments in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each payment would have been paid to the redemption date at a discount rate that is equal to the Treasury Yield (as defined below) plus 25 basis points.

The Treasury Yield in the calculation will be an annual interest rate that is equal to the weekly average yield to maturity of United States Treasury Notes having a constant maturity corresponding to the remaining term to maturity of the Notes that will be redeemed. This interest rate will be calculated to the nearest 1/12th of a year. The independent investment banker will determine the Treasury Yield on the third business day before the redemption date.

The independent investment banker will determine the weekly average yields of United States Treasury Notes from the most recent statistical release published by the Federal Reserve Bank of New York entitled "H.15(519) Selected Interest Rates" or any successor publication. If the H.15 Statistical Release gives a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term of the Notes, then the Treasury Yield will equal that weekly average yield. In all other cases, the independent investment banker will calculate the Treasury Yield by interpolating, on a straight-line basis, the weekly average yields from the H.15 Statistical Release on the United States Treasury Notes having a constant maturity closest to but greater than the remaining term of the Notes and the United States Treasury Notes having a constant maturity closest to and less than the remaining term. The independent investment banker will round any weekly average yields calculated by interpolation to the nearest 1/100th of 1%, and will round the percentage up for any figure of 1/200th of 1% or above.

If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release, or anywhere else, the independent investment banker will select comparable rates and calculate the Treasury Yield using these rates.

The redemption will not be made unless the redemption moneys are received by the Trustee by the redemption date. The failure to redeem will not be an event of default.

     4. Miscellaneous. The Notes will not be subject to conversion, redemption at the option of the Securityholder, amortization or any sinking fund.

               As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Notes are issuable only as registered Notes without coupons in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same interest rate, Stated Maturity, optional redemption or repurchase provisions, if any, and Issue Date, as requested by the Securityholder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Securityholder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Bank, the Security registrar nor any such agent shall be affected by notice to the contrary.

               If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

               The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

               No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                         ASSIGNMENT FORM

               To assign this Note, fill in the form below:


Assignee's Social Security or Tax I. D. Number:  ________________


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------


         (Print or Type Assignee's Name, Address and Zip Code)

    the within Note of the Company and hereby does irrevocably constitute and appoint

-------------------------------------------------------------------------------

Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


--------------------

                                             -------------------------
                        Signature of Assignor
                        (Sign exactly as name appears on the face of the Note)


                             Dated: _______________

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES


This certificate relates to $_______ principal amount of Notes held in (check applicable space) _____ book-entry or ___ definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1) to the Company; or

     (2) to the Securities registrar for the registration in the name of the Holder, without transfer; or

(3)               inside the United States to a "qualified  institutional
                  buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)               to an institution  that is an "accredited  investor" as
                  defined  in  Rule  501(a)(1),   (2),  (3)  or  (7)  under  the
                  Securities Act that is acquiring the Note(s) for investment purposes and not for distribution; or

     (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act.

----------------------- --------------------------------------------------------

                        -------------------------------------------
                        Your Signature
----------------------- --------------------------------------------------------
----------------------- --------------------------------------------------------

Signature Guarantee:  __________________________
--------------------- --------------------------------------------------------
--------------------- --------------------------------------------------------

Date:  _________________      ___________________________________________
                                     Signature of Signature Guarantee

Signature must be guaranteed
by a participant in a
recognized signature guaranty
medallion program or other
signature guarantor
acceptable to the Trustee
---------------------- --------------------------------------------------------


          ===========================================================


             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided Rule 144A.

Dated: _______________________           ___________________________________

NOTICE:   To be executed by an executive officer

    =====================================================================


FORM OF ACCREDITED INVESTOR CERTIFICATE TO BE COMPLETED IF (5) ABOVE IS CHECKED

Ladies and Gentlemen:

         In connection with our proposed purchase of the 5.25% Notes due December 15, 2006 (the "Notes") issued by Baltimore Gas and Electric Company ("Issuer"), we confirm that:

1. We have received a copy of the Offering Memorandum dated December 4, 2001 (the "Offering Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Notes and in the Indenture dated as of July 1, 1985 and supplemented on October 1, 1987 and January 26, 1993,, between the Issuer and The Bank of New York (successor to Mercantile Safe Deposit and Trust Company), as trustee (the "Trustee"), (the "Indenture"), pursuant to which the Notes have been issued, and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Notes, we will do so only (A) to the Issuer, (B) to a person whom we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on

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transfer of the Notes  (substantially in the form of this letter),  (D) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) in accordance with another applicable exemption from the registration requirements of the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certifications, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment.

          6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,



                                                  By:
                                                  Name:
                                                  Title:

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